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                                                                    Exhibit 99.1


                                WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350



         The undersigned, Steven G. Murdock, the Chief Executive Officer of Meade Instruments Corp. (the "Company"), pursuant to 18 U.S.C.ss.1350, hereby certifies that:

                  (i) the Form 10Q for the quarterly period ended May 31, 2003 of the Company (the "Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

                  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: July 15, 2003



By: /s/ Steven G. Murdock


This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Security Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




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